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EXHIBIT 99.1

HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

DEBT SECURITIES RATING

                                           Standard     Moody's
                                           & Poor's   Investors
                                        Corporation     Service     Fitch, Inc.
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At June 30, 2002
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Household Finance Corporation
     Senior debt                                  A          A2               A
     Senior subordinated debt                    A-          A3              A-
     Commercial paper                           A-1         P-1             F-1

Household Bank (Nevada), N.A. (1)
     Senior debt                                  A          A2               A
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(1)  On July 1, 2002, Household Bank (Nevada), N.A. was merged with and into
     Household Bank (SB), N.A.